Exhibit 10.15

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of September 8, 2021, is entered into by, between, and among DARKPULSE, INC., a Delaware corporation (the "Buyer"), TJM ELECTRONICS WEST, INC., an Arizona corporation (the "Company"), and each individual shareholder of the Company, each a signatory to this Agreement on the Signature Page hereto (the “Stockholders”) (the Buyer, the Company and the Stockholders are sometimes referred to herein individually as "Party" and collectively as the "Parties").

Basis of Agreement

A.                 The Stockholders own all of the outstanding capital stock of the Company (the "Stock");

B.                 The Buyer desires to purchase all of the Stock from the Stockholders; and

C.                 The Parties desire to make certain representations, warranties and agreements in connection with the Sale (as defined below) and also to prescribe certain conditions to the Sale.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

1.                   DEFINITIONS: The following terms shall have the following meanings in this Agreement:

"Acquisition Consideration" means Four Hundred Fifty Thousand Dollars

($450,000.00).

"Affiliate" of any party means any person or entity controlling, controlled by or under common control with such party.

"Ancillary Documents" means the Stock Power and all other documents executed in connection with the consummation of the transactions contemplated by this Agreement.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.

"Certificate of Incorporation" means the Certificate of Incorporation of the Company, filed with the Arizona Corporation Commission, on November 15, 1999.

"COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as

amended.

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and Regulations promulgated thereunder.

"Company Business" means circuit board and electronics manufacturing, assembly and testing and any other business in which the Company is engaged at the applicable time.

"Company Offerings" means all products or service offerings of the Company.

"Default" means (i) any actual breach or default, (ii) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach or default or (iii) the occurrence of an event that, with or without the passage of time or the giving of notice or both, would give rise to a right of termination, renegotiation or acceleration.

"Effective Time" means 12:00 p.m., Eastern Time, on the Closing Date.

"Encumbrance" means any claim, lien, pledge, option, charge, easement, encroachment, security interest, hypothecation, license, lease, charge, covenant, servitude, proxy, deed of trust, mortgage, conditional sales agreement, encumbrance, right of first refusal, restriction on transfer or other right of third parties, whether voluntarily incurred or arising by operation oflaw, and includes any agreement to give or grant any of the foregoing in the future.

"Excluded Assets" means the assets set forth on Schedule 1 of this Agreement. Such Excluded Assets may be distributed from the Company to the Stockholders prior to Closing, and the Buyer shall waive any and all right to the Excluded Assets.

"Environmental Law" means any applicable federal, state or local Regulations relating to minimizing, preventing, remedying or imposing penalties for, the consequences of actions that damage or threaten the environment or public health and safety, including any Regulations relating to any emission, discharge, Release or possible Release of any pollutant, contaminant, hazardous or toxic material, substance or waste into air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any pollutant, contaminant or hazardous or toxic material, substance orwaste.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" shall mean any Person under common control with the Company or that, together with the Company, could be deemed a "single employer" within the meaning of Section 4001(b)(l) of BRISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the Regulations issued thereunder.

"GAAP" means United States generally accepted accounting principles consistently applied.

"Government Contract" means any agreement, contract, lease, license, instrument, commitment, Indebtedness, Liabilities and other obligations between the Company and any Governmental Authority.

"Government Official” means any officer, director or employee of a Governmental Authority or instrumentality thereof (including any partially or wholly state- owned or controlled enterprise); (ii) holder of political office, political party official, candidate for any political office, or member of a royal family; (iii) officer, director or employee of a governmental or quasi-governmental public international organization (including the World Bank, United Nations and the European Union) or

(iv) Person acting for or on behalf of any such Governmental Authority or instrumentality thereof.

"Governmental Authority" means any court, arbitrator (public or private), administrative agency, regulatory body, commission or other governmental authority, or any agency, branch, department, official, entity, instrumentality or authority of the United States or any other country or any state, county, municipality or other governmental division of any country.

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"Governmental Order" means any judgment, decision, consent decree, injunction, ruling or order of any federal, state, local or other domestic or foreign court or Governmental Authority that is binding on any Person or its property.

"Hazardous Material" means any substance, material or waste regulated by any Governmental Authority, including any substance, material or waste defined or classified as a "hazardous waste", "hazardous material," hazardous substance", "extremely hazardous waste", "pollutant", "restricted hazardous waste", "contaminant", "toxic waste", or "toxic substance", under any provision of Environmental Law, including petroleum, petroleum products, asbestos, presumed asbestos-containing materials, or asbestos-containing materials, urea formaldehyde or polychlorinated biphenyls.

"Indebtedness" means (without duplication), as to any Person, (i) all obligations for the payment of principal, interest, penalties, fees or other Liabilities for borrowed money (including guarantees and notes payable) and collection costs thereof, incurred or assumed, (ii) any obligations to reimburse the issuer of any letter of credit, surety bond, debentures, promissory notes, performance bond or other guarantee of contractual performance, in each case to the extent drawn or otherwise not contingent, (iii) all indebtedness of third parties secured by an Encumbrance on property owned or acquired by such Person, (iv) any obligation that, in accordance with GAAP, would be required to be reflected as debt on the balance sheet of such Person, (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (vi) all obligations under capitalized leases and purchase money obligations and (vii) all indebtedness of others referred to in clauses (i) through (vi) above guaranteed directly or indirectly in any manner by such Person or any of its Subsidiaries, or in effect guaranteed directly or indirectly by such Person or any of its Subsidiaries through an agreement to pay or purchase such indebtedness, to advance or supply funds for the payment or purchase of such indebtedness or otherwise to assure a creditor against loss, in each case including all accrued interest, prepayment penalties and other fees, if any. Indebtedness shall not include any and all debt issued by the Company to the Shareholders, as disclosed in Schedule 2(c), and which shall be discharged upon Closing.

"Intellectual Property" means all forms of intellectual property rights and other proprietary rights and protections throughout the world, including all (a) patents and statutory invention registrations (including all continuations, continuations-in-part, divisions, extensions, provisionals, reexaminations, reissues, renewals and revisions), inventions, discoveries, improvements, methods and processes; (b) copyrights and other published and unpublished works of authorship, including audiovisual works, collective works, computer programs, compilations, databases, derivative works, literary works, mask works, and sound recordings; (c) trademarks, service marks, trade dress, trade names, corporate names and other source identifiers, together with all goodwill associated therewith; (d) Internet domain names; (e) trade secrets under applicable Regulations, proprietary information, technical information, know-how and other information not generally known or readily ascertainable through proper means, whether tangible or intangible, including algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques; (f) software code (in any form), application programming interfaces (APis), user interfaces, documentation, network configurations and architectures, specifications, subroutines, and other firm of technology (collectively, "Software"); (g) rights in databases and designs (ornamental or otherwise); (h) rights of attribution and integrity and other moral rights of an author; and (i) rights in, arising out of, or associated with a natural person's name, voice, signature, photograph, or likeness, including rights of personality, privacy, and publicity and similar rights, in each case whether currently existing or hereafter developed or acquired, arising under statutory law, common law, or by contract, and whether or not perfected, registered or issued, including all applications, disclosures, registrations, issuances and extensions with respect thereto.

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"IRS" means the Internal Revenue Service of the United States.

"Knowledge" of the Company means the actual knowledge of the Stockholders, and any officers of the Company, and the knowledge each such Person would have obtained after making due inquiry and exercising due diligence.

"Liability" means any direct or indirect liability, Indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, known or unknown, and whether accrued, absolute, contingent, matured, unmatured or other, including "off-balance sheet" liabilities.

"Material Adverse Effect" means any event, occurrence, condition, change, circumstance, effect, development or state of facts (whether specific to the applicable Party or generally applicable to multiple Parties, including, individually or in the aggregate, such Party and its Subsidiaries), violation, inaccuracy or other matter that has, or would, individually or in the aggregate with other events, reasonably be expected to have or give rise to, a material adverse effect on, or material adverse change to (a) the condition (financial or otherwise), business, results of operations, assets, Liabilities, capitalization, financial performance or prospects of the Party making the representations and warranties, or (b) the ability of such Party to consummate the transactions contemplated by this Agreement or the Ancillary Documents or to perform any of its obligations under this Agreement or the Ancillary Documents; provided, however, that, when such Party is the Company, any adverse effects attributable to conditions affecting the industries in which the Company participates or the economy as a whole (other than those that disproportionately affect the Company) shall not be deemed to constitute a Material Adverse Effect on the Company.

"Ordinary Course of Business" or "Ordinary Course" or any similar phrase means the ordinary course of the Company's business consistent with the past practice of the Company.

"Permits" means all licenses, permits, registrations, franchises, approvals, authorizations, consents or orders of, or filings with, any Governmental Authority and any accreditations or certification issued by an accrediting body, whether foreign, federal, state or local, or any other Person, necessary for the conduct of, or relating to, the operation of the Company's business, including any certification or accreditation relied upon in obtaining, or required to obtain, any license, permit, franchise, approval, authorization, consent or orders of any Governmental Authority.

"Permitted Encumbrances" means liens for Taxes, assessments and other governmental charges, each not yet due.

"Person" means any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture or other juridical person or Governmental Authority.

"Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, including matrimonial or similar court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other Governmental Authority, and including Environmental Laws, Tax laws, energy and public utility laws and regulations, health codes, occupational safety and health regulations and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

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"Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the environment, or into or out of any property.

"Representative" means with respect to any Person, any officer, director, manager, principal, attorney, agent, employee or other representative of such Person.

"Subsidiary" when used with respect to any Party, means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization are held by such Party, or any entity that is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries.

"Tax" (including with correlative meaning, the terms "Taxes" and "Taxable") means any federal, state, local or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding or deduction, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, escheat, unclaimed property, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, fine, penalty or similar addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to any Liability for any of the foregoing of any other Person.

"Tax Return" means any return, declaration, report, claim for refund, statement, information return or statement and other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof, and any returns, statements, or other documents required to be filed with respect to any financial interest in or signature authority over a foreign financial account (such as FinCEN Form 114 or any predecessor thereof), including any amendment thereof.

"Work-In-Progress Accounts Payable" shall mean any and all Accounts Payable (hereinafter defined in Section 3(z)(ii)) which relate to Company Offerings that (i) will be performed after the Closing Date, (ii) have not been invoiced prior to Closing, and (iii) the revenue from which will accrue to the benefit of the Company and has not been distributed to the Stockholders prior to Closing.

"Work-In-Progress Inventory" shall mean any and all inventory of the Company which is associated with work in progress matters set forth on Schedule 3(z), and which the Company has not yet paid for as of the Closing Date.

Other Terms. Other terms may be defined elsewhere in the text of thisAgreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

Interpretation. In this Agreement, unless the context otherwise requires, references: (a) to the recitals, articles, sections, exhibits or schedules are to a Recital, Article or Section of, or Exhibit or Schedule to, this Agreement; (b) to any agreement (including this Agreement), contract, statute or Regulation are to the agreement, contract, statute or Regulation as amended, modified, supplemented or replaced from time to time, and to any section of any statute or Regulation are to any successor to the section; (c) to any contract, agreement, arrangement or understanding are to any contract, agreement, arrangement and/or understanding, whether written or oral and whether express or implied; (d) to any Governmental Authority include any successor to that Governmental Authority and (e) to this Agreement are to this Agreement and the exhibits and schedules to it, taken as a whole. The table of contents and headings contained herein are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever the words "herein" or "hereunder" are used in this Agreement, they shall be deemed to refer to this Agreement as a whole and not to any specific Section, unless otherwise indicated. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and words denoting any gender include all genders. The terms "dollars" and "$" shall mean dollars of the United States of America.

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2.                   THE TRANSACTION:

a.                   Agreement to Sell and Purchase. At the Closing and upon the terms and subject to the conditions of this Agreement, the Buyer shall purchase from the Stockholders, and the Stockholders shall sell, transfer, assign, convey and deliver to the Buyer, the Stock free and clear of any and all Encumbrances (the "Sale").

b.                   Closing of the Sale. The closing of the transactions contemplated hereby (the "Closing") will take place remotely via the exchange of documents and signatures related to the transactions contemplated hereby on the date hereof (the "Closing Date"). All Closing transactions shall be deemed to take place simultaneously and no one of them shall be deemed to have occurred until all shall have occurred.

c.                    Sale Consideration. No later than September 15, 2021, pursuant to Section 2(d), the Buyer shall deliver to the Stockholders an amount equal to (i) the Acquisition Consideration, plus (ii) the amount, if any, of the Accounts Receivable which remain in the Company through the Closing despite the Parties' intent to have such Accounts Receivable distributed to the Stockholders prior to Closing; plus

(iii) the amount, if any, of the Work-In-Progress Inventory, using the values designated for such items on Schedule 3(z); minus (iv) the amount, if any, of the Accounts Payable which remain in the Company through the Closing other than Work-In- Progress Accounts Payable; minus (v) any Indebtedness set forth on Schedule 2(c) ((i) through (v) being referred to collectively herein as the "Sale Consideration").

d.                   Distribution of the Sale Consideration.

i.                    The Stockholders shall surrender to the Buyer the certificate or certificates representing the Stock, each duly endorsed in blank or accompanied by an assignment separate from such certificate (each a "Stock Power"), dated the Closing Date and executed by the Stockholders, in a form suitable for transferring the shares of Stock to the Buyer in the records of the Company.

ii.                  Upon delivery by the Stockholders to the Buyer of the duly executed Stock Powers, the Buyer shall pay, by bank certified or cashier's check(s) to the accounts designated by each Stockholder, such Stockholder's pro rata portion (such amount being referred to herein as the "Pro Rata Portion") of the SaleConsideration.

3.                      REPRESENTATIONS AND WARRANTIES RELATED TO THE COMPANY:

As a material inducement to the Buyer to enter into this Agreement, except as disclosed in the disclosure schedules delivered to the Buyer by the Stockholders concurrently herewith (the "Company Disclosure Schedule") (it being understood that the Company Disclosure Schedule shall be arranged in sections and subsections corresponding to the sections and subsections contained in this Agreement, and the disclosures in any section and subsection of the Company Disclosure Schedule shall only qualify the representations in the corresponding section and subsection of this Article III), the Stockholders hereby, jointly and severally, make the following representations and warranties to the Buyer.

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a.                   Organization of the Company. The Company is a corporation duly formed and validly existing and in good standing under the laws of the State of Arizona with full corporate power and authority to conduct its business as it is presently being conducted, to own or lease, as applicable, and operate its assets and properties, and to perform all its obligations under its contracts. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned, leased or operated or the nature of its activities make such qualification necessary. Copies of the Certificate of Incorporation and the Bylaws have heretofore been delivered to the Buyer and are true, complete and in effect as of the date hereof. The Company is not in violation of its Certificate of Incorporation or the Bylaws and is operating and has always operated its business in all respects in accordance with its Certificate of Incorporation and the Bylaws in effect at the relevant time.

b.                   Subsidiaries. The Company does not have and has never had any Subsidiaries and does not otherwise own or control, directly or indirectly, or hold any rights to acquire, any capital stock or any other securities, interests or investments (other than investments that constitute cash or cash equivalents) in any other corporation, partnership, trust, joint venture, association, or other Person.

c.                   Solvency. The Company: (a) is not insolvent and does not have unreasonably small capital, (b) has not incurred debts beyond its ability to pay such debts as they mature, and (c) does not have Liabilities in excess of the reasonable market value of its assets. No insolvency Proceedings or similar Proceedings have been, or have been threatened to be, opened over the assets of the Company, and there are no circumstances that would require or justify the opening of or application of such Proceedings.

d.                   Authorization. The Company has all requisite power and authority, and has taken all action necessary, to execute, deliver and perform this Agreement and the Ancillary Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly approved by the Board of Directors of the Company and the Stockholders; no other proceeding on the part of the Company or the Stockholders is necessary to authorize this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby. The Company does not require the consent, approval or authority of any other Person to enter into or perform its obligations under this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable Regulations.

e.                    No Conflict; Required Filings and Consents.

i.                    The execution, delivery and performance by the Company and the Stockholders of this Agreement and each of the Ancillary Documents to which any or all of the Stockholders or the Company will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(A)              conflict with or violate the Certificate of Incorporation and the Bylaws;

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(B)              conflict with or violate any Regulations applicable to the Stockholders, the Stockholder Representative or the Company or by which any property or asset of the Stockholders, the Stockholder Representative or the Company is bound or affected; or

(C)              result in any breach of, constitute a Default (or an event that, with notice or lapse of time or both, would constitute a Default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties under, require the offering or making of any payment or redemption under, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of the Stockholders or the Company under, or result in the creation of any Encumbrance on any property, asset or right of the Stockholders or the Company pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, Permit, franchise, instrument, obligation or other contract to which the Company is a party or by which the Stockholders or the Company or any of their respective properties, assets or rights are bound or affected.

ii.                  None of the Stockholders or the Company is required to file, seek or obtain any notice, authorization, approval, order, Permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Stockholders or the Company of this Agreement and each of the Ancillary Documents to which the Stockholders or the Company will be a party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of the Company, except for such filings as may be required by any applicable federal or state securities or "blue sky" laws.

iii.                No "fair price", "interested shareholder", "business combination" or similar provision of any state takeover Regulations is applicable to the transactions contemplated by this Agreement or the Ancillary Documents.

f.                    Capitalization.

i.                 Schedule 3(f)(i) sets forth the name of each Person holding any equity securities of the Company and the type and amount of equity security held by such Person. The authorized capital stock of the Company consists of one hundred and thirteen (113) shares of common stock, of which, as of the date of this Agreement there are one hundred and thirteen (113) shares issued and outstanding. All of the issued and outstanding shares of Stock are duly authorized and validly issued. All of the issued and outstanding shares of Stock are voting shares, and there is only one class of stock. No claim has been made or threatened to the Company or the Stockholders asserting that any Person other than a Person listed on Schedule 3(f)(i) is the holder or beneficial owner of, or has the right to acquire beneficial ownership of any equity or ownership interest in the Company. There are (x) no accrued and unpaid dividends on any shares of capital stock and (y) no commitments to issue additional shares of capital stock or other equity securities in the Company.

ii.                  There are no (A) shares of capital stock outstanding, (B) options, warrants, agreements or convertible, exercisable or exchangeable securities of the Company, (C) securities of the Company reserved for issuance for any purpose, (D) agreements pursuant to which registration rights in the equity securities of the Company have been granted, (E) stockholder agreements (or similar arrangements), whether written or verbal, among any current or former stockholders of the Company, (F) statutory or contractual preemptive rights or rights of first refusal with respect to any shares of capital stock, (G) stock appreciation rights, security-based performance units, "phantom" equity, profit participation or other similar rights or agreements in or related to the Company, (H) dividends which have accrued or have been declared but are unpaid on any securities of the Company, (I) agreements to register any securities of the Company for sale or resale under federal or state securities laws or (J) agreements pursuant to which any Person other than the Stockholders is entitled to any consideration under this Agreement or any Ancillary Document.

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iii.                The Company has not violated any applicable Regulations governing securities in connection with the offer, sale or issuance of any of its capital stock. The Stockholders are not party to any agreement with respect to the voting or transfer of the equity securities of the Company or with respect to any other aspect of the Company's affairs.

g.                   Title to Assets.

i.                    The Company has good and marketable title to, or, in the case of leased properties or properties held under license, a good and valid leasehold or license interest in, all of its properties and assets. The assets, properties and rights of the Company constitute all of the assets, properties and rights which are necessary for the operation of the Company's business as currently conducted. The Company holds legal and beneficial title to each material property and asset which it purports to own, free and clear of any Encumbrances, and each such material property and asset is solely owned by, and in the possession and control of, the Company. The Company is the owner of the domain www.tjmwest.com and such domain is included in the sale.

ii.                  All of the tangible assets of the Company are in serviceable operating condition and repair (normal wear and tear excepted) and are adequate for the conduct of the Company's business in substantially the same manner as it has heretofore been conducted.

iii.                Owned Real Property. The Company is not and has never been the fee owner of any real property.

iv.                 Leased Real Property. Schedule 3(g)(iv) sets forth a true and complete list of all real property leased by the Company (collectively, the "Leased Real Property"), including the location of, and a brief description of the nature of the activities conducted on, such Leased Real Property. The Company has a valid leasehold interest in the Leased Real Property, free and clear of all Encumbrances, except for Permitted Encumbrances. No Person other than the Company has any right to use, occupy or lease all or any portion of the Leased Real Property. The Company has no pending Liabilities arising out of the use, occupation or lease by the Company of any real property prior to the Closing Date.

h.                   Absence of Certain Activities or Changes. Since December 31, 2020:

i.                    the Company has conducted its operations in the Ordinary Course of Business and there has been no Material Adverse Effect on the Company, nor have any event or events occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect on the Company;

ii.                  The Company has not:

(A)              adopted any amendments to the organizational documents of the Company; formed a Subsidiary; or adopted a plan of complete or partial liquidation or dissolution for the Company;

(B)              declared, set aside or paid any dividends on, or made any other distributions (whether in cash, equity securities or property) in respect of, any equity or voting securities; split, combined or reclassified any equity or voting securities; or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for any equity or voting securities;

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(C)              purchased, redeemed or otherwise acquired, directly or indirectly, any equity or voting securities;

(D)              issued, delivered, granted, sold, authorized, pledged or otherwise encumbered any equity or voting securities, or any securities convertible into equity or voting securities, or subscriptions, rights, warrants or options to acquire any equity or voting securities or any securities convertible into equity or voting securities, or entered into other agreements or commitments of any character obligating it to issue any such securities or rights;

(E)               acquired or agreed to acquire by merging or consolidating with, or by purchasing any equity or voting securities in or any assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquired or agreed to acquire any assets;

(F)               sold, leased or otherwise disposed of assets or securities, including by merger, consolidation, asset sale or other business combination;

(G)              mortgaged or pledged any of its assets (tangible or intangible), or created, assumed or suffered to exist any Encumbrances thereupon;

(H)              made any loans, advances or capital contributions to, or investments in, any other Person;

(I)                 made any material change in its methods or principles of accounting;

(J)                 made or changed any election, changed an annual accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any closing agreement, settled any Tax claim or assessment relating to the Company, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or taken any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax Liability of the Company for any period ending after the Closing Date or decreasing any Tax attribute of the Company existing on the Closing Date;

(K)              except as required by applicable Regulations or Benefit Plans, (1) increased in any manner the amount of compensation or fringe benefits of, paid any bonus to or granted severance or termination pay to any officer, director or employee of the Company, (2) made any increase in or commitment to increase, in any material respect, any benefits provided under any Benefit Plan (including any severance plan), adopted or amended or made any commitment to adopt or amend any Benefit Plan, made any contribution, other than regularly scheduled contributions, to any Benefit Plan or made any variation to any other terms and conditions of employment of any employee of the Company, (3) waived any equity repurchase rights, (4) hired, given notice of termination of employment to or dismissed any employee, (5) entered into any employment, severance, termination or indemnification agreement with any officer or manager of the Company or (6) entered into any collective bargaining agreement;

(L)               entered into any written, oral or other agreement, contract, subcontract, settlement agreement, license, sublicense, or other legally binding commitment containing any non-competition or exclusivity restrictions on the Company;

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(M)            incurred any Indebtedness or guaranteed any such Indebtedness of another Person;

(N)              made or committed to make capital expenditures in excess of an aggregate of $20,000;

(O)                    modified, amended or terminated any Material Contract currently in effect, or waived, released or assigned any material rights or claims thereunder;

(P)                     waived, released, assigned, settled or compromised any Proceeding;

(Q)                    entered into a Material Contract required to be, but not otherwise set forth on Schedule 3(i); or

(R)                    agreed in writing or otherwise to take any of the actions described in (A) through (R) above.

i.                     Material Contracts.

i.                    Schedule 3(i) contains a list of all agreements, contracts, leases, licenses, instruments, commitments, Indebtedness (including all evidences of Indebtedness owed to the Company by any officer, director or employee of the Company), Liabilities and other obligations to which the Company is a party or by which the Company is bound (collectively, the "Material Contracts") that:

(A)                    are material to the conduct or operations of the Company's business or its properties;

(B)                     require the Company to provide in-kind consideration;

(C)              contain (1) covenants to indemnify or hold harmless any Person or (2) covenants not to (or otherwise restricting or limiting the Company's ability to compete in any line of business or geographical area, including any covenant not to compete with respect to the manufacture, marketing, distribution or sale of any product or product line, (3) most-favored nations or similar clauses,

(4)  exclusivity covenants or provisions or (5) provisions that otherwise restrict the Company's ability to operate the Business in any manner;

(D)              involve real property;

(E)               involve a joint venture, partnership, or limited liability company relationship;

(F)               contain provisions related to minimum purchase or sale requirements;

(G)              govern or relate to Indebtedness, including guarantees for money borrowed by others;

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(H)              are with Material Customers or Material Suppliers;

(I)                 relate to the acquisition or disposition of any material assets;

(J)                require payments by the Company in excess of $15,000 per

annum;

(K)              contain a "change of control" or similar provision (other assets than any Benefit Plan);

(L)               are for the performance of services or the delivery of any goods, equipment or materials by the Company (other than in the Ordinary Course of Business with the same Person involving amounts of less than $15,000 per annum);

(M)            require capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $15,000;

(N)              are with any Governmental Authority or permit the Company to receive payment, directly or indirectly, from any Governmental Authority, including any Government Contracts; or

(O)              are not terminable upon ninety (90) or fewer calendar days' notice without penalty or additional Liabilities.

ii.                   The Company has delivered to the Buyer true, correct, and complete copies of the Material Contracts, including any amendments, modifications, or supplements thereto.

iii.                 Each Material Contract is in full force and effect and paid in the Ordinary Course of Business. All of the Material Contracts are valid, binding and enforceable against the Company in accordance with their terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable Regulations. The Company is not in Default under any Material Contract. To the Knowledge of the Company, no other party is in Default under any Material Contract and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a Default and no written notice of any claim of Default has been given to the Company. The Company is not currently paying liquidated damages in lieu of performance under any Material Contract. The consummation of the transactions contemplated by this Agreement and the Ancillary Documents will neither violate nor result in the breach, modification, cancellation, termination or suspension of any Material Contract. Buyer will be permitted to exercise all of the Company's rights under all Material Contracts to the same extent the Company would have been able to had the transactions contemplated by this Agreement and the Ancillary Documents not occurred and without being required to pay any additional amounts or consideration other than fees, royalties or payments which the Company would otherwise be required to pay had such transactions contemplated hereby and thereby not occurred.

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j.                        Financial Statements.

i.                    The Company has heretofore furnished to the Buyer (a) copies of the balance sheets of the Company as of December 31, 2020, 2019, and 2018, together with the related unaudited statements of operations and comprehensive income, changes in stockholder's equity and cash flows for the periods then ended and the notes thereto, (b) copies of the unaudited balance sheet of the Company as of July 31, 2021 (the "Most Recent Balance Sheet"), together with the related unaudited statements of operations and comprehensive income, changes in stockholder's equity and cash flows for the period then ended and the notes thereto (all the financial statements referred to in clauses (a) and (b) above being hereinafter collectively referred to as the "Financial Statements"). The Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, (ii) are true, correct and complete in all material respects and have been prepared in accordance with the books and records of the Company, (iii) present fairly in all material respects the financial position, results of operations and cash flows of the Company as of such dates and for the periods then ended and (iv) can be reconciled with the financial records maintained and accounting methods applied by the Company.

ii.                  The Company has established and maintains a system of internal control over financial reporting and internal accounting controls to provide reasonable assurances (i)  regarding the reliability of financial reporting and that all transitions are recorded as necessary to permit to the preparation of Financial Statements in accordance with GAAP, (ii) that receipts and expenditures of the Company are being made only in accordance with the authorization of the Company's management, and (iii) regarding prevents or timely detection of the unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the Company's financial statements. The Company has not received or otherwise had or obtained Knowledge of any written complaint, allegation or claim regarding the accounting, audit or review practices, procedures, methodologies or methods of the Company or its internal control over financial reporting and internal accounting controls (insofar as such controls relate to the Company) or the Company's internal control over financial reporting and internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting, review or audit practices, to the extent such complaint, allegation or claim was made, or remained unresolved at any time, on or after January 1, 2018.

k.                   Liabilities.

i.                    The Company does not have Liabilities of any nature that are not shown or provided for on the Most Recent Balance Sheet, other than Liabilities as shall have been incurred or accrued in the Ordinary Course of Business since the date of the Most Recent Balance Sheet, that are not, individually or in the aggregate, material to the Company.

ii.                  Other than unsecured trade payables incurred in the Ordinary Course of Business, the Company has not incurred, nor has the Company agreed to incur, any Indebtedness.

1.                                         Taxes.

i.                    The Company has timely and properly filed all Tax Returns that the Company is required to have filed under applicable Regulations. All such Tax Returns were and remain accurate, complete and correct in all respects. No such Tax Return is, or is likely to be, the subject of any material dispute with any Governmental Authority.

ii.                  The Company has timely paid, or will cause to be timely paid, all Taxes required to be paid by the Company (whether or not shown as due on any Tax Returns) and no penalties, fines or interest in respect of such Taxes have been incurred.

iii.                The Company and Stockholders represent that:

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(A)    no claim has been made by any Governmental Authority in any jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax by that jurisdiction, and the Company has no Knowledge that any such claim is being contemplated;

(B)    no extensions of time within which to file and no extensions or waivers of statutes of limitations, in each case, with respect to the Company's Tax Returns or any assessment or deficiency of Tax, have been requested by, given to or requested from the Company (or on itsbehalf);

(C)    no claim for assessment or collection of Taxes is presently being asserted against the Company, and there is no presently pending, ongoing, contemplated or planned audit, examination, refund claim, litigation, Proceeding, proposed adjustment or matter in controversy (whether administrative, judicial or otherwise) with respect to any Taxes of, or with respect to, the Company; and

(D)    the Company has not, with respect to any Tax matter, granted a power of attorney that is currently in effect.

iv.                All deficiencies asserted or assessments made against the Company as a result of any examinations by any Governmental Authority have been fully paid. No manager, director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes against, or with respect to, the Company for any period for which Tax Returns have been filed. The Company has not received any (i) request for information related to Tax matters from any Governmental Authority or (ii) noticeof any dispute, claim or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Authority against, or with respect to, the Company.

v.                  There are no liens or charges for Taxes (other than for current Taxes not yet due and payable but including inheritance Tax) upon the Stock or upon the assets of the Company.

vi.                The Company has fully accrued as Liabilities in the Financial Statements or has made provisions for the payment of all Taxes that have accrued but not yet become due.

vii.             The Company is not a party to, or bound by, any Tax indemnity, Tax sharing, Tax allocation or similar agreement.

viii.           The Company is not a party to, or bound by, any closing agreement, offer in compromise, concession or other agreement or arrangement with any Governmental Authority with respect to Taxes or any matter relating thereto. The Company has not received any private letter ruling (or any comparable ruling from any Governmental Authority) with respect to Taxes or any matter relating thereto.

ix.                 The Company has delivered to the Buyer correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company filed or received since December 31, 2016.

x.                  The Company has timely and properly withheld and paid over to the appropriate Governmental Authority all Taxes required to be withheld and paid over in connection with any amounts paid or owing to any employee, creditor, independent contractor, member, manager, equityholder or other third party.

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xi.                The Company’s (and any predecessor of the Company) S corporation election has been valid within the meaning of Code Sections 1361 and 1362 at all times during the five-year period ending before the Closing Date.

xii.              The Company is not a "controlled foreign corporation" or "passive foreign investment company," as such terms are defined in the Code, and does not have a permanent establishment (within the meaning of an applicable Tax treaty), office or other fixed place of business in a country other than the country in which it is organized.

xiii.            The Company has no potential Tax liability under Section 1374 of the Code. The Company has not in the past five years (A) acquired the assets from another corporation in a transaction in which the Company’s basis for acquired was determined, in whole or part, by reference of Tax basis of acquired assets in the hands of the transferer, or (B) acquired the stock of any corporation that is qualified as a subchapter S subsidiary.

xiv.             The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(A)     on or prior to the Closing Date;

(B)     change in method of accounting for a taxable period ending on or prior to the Closing Date;

(C)     use of an improper method of accounting for a taxable period ending on or prior to the Closing Date;

(D)     "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax Regulations) executed on or prior to the Closing Date;

(E)     intercompany transaction or excess loss account described in Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax Regulations);

(F)     installment sale or open transaction disposition made on or prior to the Closing Date;

(G)     prepaid amount received on or prior to the Closing Date; or

(H)     election under Code Section 108(i).

xiv.             The Company has not distributed the stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or part by Code Section 355 or Code Section 361.

xv.               The Company has not been a party to, or a promoter of, a "reportable transaction" within the meaning of Code Section 6707A(c)(1) and Treasury Regulations Section l.6011- 4(b).

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xvi.             The Company has disclosed on its federal income Tax returns all positions taken therein that could give rise to a "substantial understatement of income tax" within the meaning of Code Section 6662.

xvii.           The Company is not a party, partner, member or otherwise subject to any joint venture, partnership, limited liability company or other arrangement or contract that is treated as a partnership for U.S. federal income Tax purposes (excluding the Company's treatment as such).

m.                 [Reserved]

n.                   Compliance with Law. The Company is and has been in material compliance with all Regulations and all Governmental Orders applicable to the Company and required in the operations of its business. Neither the Company nor any Stockholder has been charged with violating, or has received any notice to the effect that it has violated or is not in compliance with, any such Regulations or Governmental Orders. Neither the Company nor any Stockholder is aware of any existing circumstances that are likely to result in violations of any of the foregoing.

o.                   Permits. Schedule 3(o) sets forth a complete list of all Permits used in the operation of the Company's business or otherwise held by the Company in connection with its business, all of which are in full force and effect as of the date hereof. The Company has all Permits required in the operation of its business and to own, lease and operate its properties and assets, and such Permits are in full force and effect and are owned by or issued to the Company free and clear of all Encumbrances. The Company is not in material Default, nor has the Company received any notice of any claim of Default, with respect to any such Permit. Such Permits will not be adversely affected by the completion of the transactions contemplated by this Agreement and the Ancillary Documents. No suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened.

p.                   Litigation. There is no (and, since three years prior to the date hereof, there has not been any) audit, action, suit, claim, arbitration, investigation (including any recoupment or offset notices) or other proceeding, including any matrimonial or similar proceeding, of any kind by any Person ("Proceeding") pending (or, to the Knowledge of the Company, threatened) against the Company, or relating to its activities, properties or assets or, to the Knowledge of the Company, against any officer, director or employee of the Company or the Stockholders in connection with such officer's, director's, employee's or Stockholders' relationship with, or actions taken on behalf of, the Company. To the Knowledge of the Company, there is no factual or legal basis for any Proceeding that would be reasonably likely to result, individually or in the aggregate, in a material Liability for the Company. Neither the Company nor the Stockholders is a party to, or subject to, the provisions of any Governmental Order, writ, injunction, judgment or decree of any Governmental Authority, and there is no Proceeding by the Company currently pending or which the Company intends to initiate.

q.               Labor Matters.

i.                    The Company is not bound by, nor subject to (and none of its assets or properties is bound by or subject to), any written or oral, express or implied, contract, commitment or arraignment with any labor union or other employee representative body and, to the Knowledge of the Company, no labor union or other employee representative body has requested or has sought to represent any of the employees, Representatives or agents of the Company.

ii.                  There is no strike or other labor dispute involving the Company or, to the Knowledge of the Company, threatened or pending. The Company has not, during the period beginning five years prior to the date of this Agreement, received any demand letters, civil rights charges, suits, drafts of suits, administrative or other claims from any of its employees and, to the Knowledge of the Company, there are none threatened or pending.

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iii.                All individuals who are performing consulting or other services for the Company are correctly classified by the Company as either "independent contractors.”

iv.                Schedule 3(q)(iv) contains a list of all employees of the Company and accurately reflects their salaries, any other compensation payable to them (including any bonus amounts, compensation payable pursuant to any other bonus, deferred compensation or commission arrangements), their job classification (exempt or non-exempt), their location of employment and supervisor, any agreement relating to any such employee's employment (if other than employment at will), dates of employment, their positions, whether any such employee is on leave of any kind (and the kind of such leave) and each employee's sick and vacation leave (or other paid time off) that is accrued but unused. The Company has not received from any of its employees any notice terminating his or her employment with the Company or any indication of an intention or plan to terminate his or her employment with the Company. All amounts due and payable to the employees (present or former) of the Company as on the date of this Agreement, whether contractually or statutorily required, have been made.

v.                  Schedule 3(g)(iv) contains a list of all leased or seconded employees and all independent contractors used by the Company and any agreement relating to such relationship. Each leased or seconded employee and independent contractor listed on Schedule 3(g)(iv) has the requisite Permits required to provide the services such independent contractor provides to the Company.

vi.                No compensation, payment or other benefit of any kind (including a promotion or an extension of any notice period) has been granted or promised to any officer or employee of the Company in connection with the transaction contemplated herein.

r.                    Intellectual Property.

i.                    None of the Software or any other Intellectual property used or owned by the Company has violated or infringed upon, is violating or infringing upon, or by conducting the Company's business as currently or previously conducted, will violate or infringe upon, any intellectual property or other right of any third party.

ii.                  Privacy. The Company's privacy practices conform, and at all times have conformed, in all material respects to its privacy policies (whether internal, public or otherwise) and contractual commitments. The Company has complied in all material respects with all applicable Regulations relating to (i) the privacy of users of the Company Offerings and the Company's websites, and (ii) the collection, use, storage and disclosure of any personally identifiable information collected by the Company ("Personal Data"), and by third parties acting on the Company's behalf or having authorized access to the Company's records. Except as required to process a transaction or provide the Company Offerings, the Company has not disclosed, nor does it have any obligation to disclose, any Personal Data to any third party. Neither this Agreement nor the transactions contemplated by this Agreement will violate any of the Company's privacy policies as they currently exist or as they existed at any time during which any of the Personal Data was collected or obtained.

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iii.                Data Security. With respect to all data and information accessed, received, collected, controlled, processed, transmitted, maintained, or possessed by the Company in connection with the Company Business (the "Company Data"), the Company has at alltimes taken all steps reasonably necessary (including implementing and monitoring compliance with reasonable measures with respect to technical and physical security) to protect such Company Data against loss and against unauthorized access, use, modification, disclosure or other misuse. There has been no unauthorized access to, disclosure of or other misuse of Company Data. The Company has established and is in compliance with a written information security program. The Company and its service providers' hardware, software, encryption, systems, policies and procedures are sufficient to protect the security and confidentiality of all Company Data. Neither the Company, nor any of its service providers, has suffered a security breach with respect to Company Data in the last five years. No breach or violation of any security program described above has occurred or is threatened, and there has been no unauthorized or illegal use of or access to any Company Data. The Company has not notified, nor has it been required to notify, any Person of any information security breach involving Company Data.

iv.                 Social Media. The Company and the Stockholders have provided the Buyer with all user names and passwords associated with the Company's social media accounts. The Company has complied with all terms of use, terms of service and other agreements and all associated policies and guidelines relating to their use of any social media platforms, sites or services.

s.                    Transactions with Certain Persons. (a) the Company does not have Liability for borrowed money owing to any stockholder, employee or Affiliate of the Company; (b) no stockholder, director, consultant, employee or Affiliate of the Company has, or on the Closing Date will have, any Liability for borrowed money owing to the Company, except for expense advances incurred in the Ordinary Course of Business; and (c) no stockholder, director, consultant, employee, or Affiliate of the Company or, to the Company's Knowledge, any individual related by blood, marriage, or adoption to any such Person, is a party to any material contract, agreement, arrangement or transaction with the Company that will survive the Closing or has any material interest in any property or asset used by the Company.

t.                    Insurance. Schedule 3(t) sets forth a complete and correct list of all insurance policies of the Company of any kind currently in force and also sets forth for each insurance policy the type of coverage, the name of the insureds, the insurer, the premium, the expiration date, the deductibles and loss retention amounts and the amounts of coverage. True, correct and complete copies of such insurance policies have been delivered to the Buyer. All such insurance policies are in full force and effect, are not void or voidable and insure the Company in reasonably sufficient amounts against normal risks usually insured against by Persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located. The Company does not have any self-insurance or co-insurance programs. The Company is not in Default under any provision of, nor has the Company received notice of cancellation of, any such insurance policy. No action has been taken or omitted to be taken by the Company that is likely to result in an increase in premium under any such insurance policy, and all premiums due under such insurance policy have been paid. To the Company's Knowledge, no event has occurred, including the failure by the Company to give any notice or information or by giving any inaccurate or erroneous notice or information, that materially limits or impairs the rights of the Company under any excess liability or protection and indemnity insurance policies. No claim is outstanding under any such insurance policy and no circumstance gives rise, or is likely to give rise, to a claim under any such insurancepolicy.

u.                   Anti-Bribery; International Matters. None of the directors, officers, agents or employees of the Company or any of their Affiliates has, in each case in connection with the Company's business, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses, including expenses related to political activity, (b) made any unlawful payment to foreign or domestic Government Officials or to foreign or domestic political parties or campaigns, made any bribes or kickback payments or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

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v.                   No Brokers. None of the Stockholders, the Company or its Affiliates, officers, directors or employees (or any officers, directors or employees of the Company's Affiliates), has entered into, or will enter into, any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in an obligation of the Buyer, the Company or any of their respective Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

w.                 Books and Records. The Company has made and kept (and given the Buyer access to) its true, correct and complete books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company previously made available to the Buyer or its Affiliates accurately and adequately reflect in all material respects all action previously taken by the Stockholders, the officers, the Board of Directors and committees of the Board of Directors, as applicable, of the Company. The copies of the books and records of the Company previously made available to the Buyer or its Affiliates are true, correct and complete, and accurately reflect all transactions effected in the Stock of the Company through and including the date hereof.

x.                  [Intentionally Omitted]

y.                   Material Customers and Suppliers. Schedule 3(y) contains a list setting forth (a) the top ten (10) customers of the Company, by dollar amount of revenue recognized, over the twelve (12) and twenty-four (24) months ended on the date of the Most Recent Balance Sheet (and the amount of revenue recognized with respect to each such customer during such twelve (12) and twenty-four (24) month period) (the "Material Customers") and (b) the top ten (10) suppliers of, and service providers to, the Company, by dollar amount paid, over the twelve (12) months ended on the date of the Most Recent Balance Sheet (and the amount paid to each such supplier or service provider during such twelve (12) month period) (the "Material Suppliers"). The Seller shall provide a formal introduction of all key suppliers and top parts vendors to the Buyer within two (2) weeks from Closing.

z.                Accounts Receivable; Accounts Payable.

i.                    The Parties acknowledge that all "Accounts Receivable" of the Company (defined as valid obligations arising from sales actually made or services actually performed by the Company in the Ordinary Course of Business) shall be distributed out of the Company to the Stockholders prior to Closing. Buyer expects to receive no rights to or benefits from the Company's Accounts Receivable. Schedule 3(z)(i) sets forth an itemized list of the Company's Accounts Receivable. The Accounts Receivable are current and collectible. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any contract with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable.

ii.                  Schedule 3(z)(ii) sets forth an itemized list of accounts payable of the Company (collectively, the "Accounts Payable") as of the Most Recent Balance Sheet, and such list sets forth the aging of such Accounts Payable, and whether such Accounts Payable are Work- In-Progress Accounts Payable, or ordinary Accounts Payable for Company Offerings which have already shipped. The Parties acknowledge that except for the Work-In-Progress Accounts Payable, all Accounts payable of the Company shall be distributed out of the Company to the Stockholders prior to Closing. The Accounts Payable are (i) valid payables arising from bona fide transactions in the Ordinary Course of Business and (ii) carried at values determined in accordance with GAAP. There is no contest, claim, or right of set-off under any contract with any Person owed Accounts Payable relating to the amount or validity of such Accounts Payable. At the time of Closing, the Seller will have paid and zeroed out his account with all suppliers for all parts in Work-In-Progress Inventory as well as any parts shipped and in receivables. The Buyer will have no cost of Work-In- Parts Inventory.

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iii.                The Schedules related to Accounts Receivable and Accounts Payable shall be updated to be current as of the Closing Date.

aa. Environmental Law.

i.                    The Company has obtained each material Permit that it is or was required to obtain under any Environmental Law. The Company is and always has been in material compliance with all Environmental Laws and the terms and conditions of all Permits issued with respect to the Company pursuant to any Environmental Law.

ii.                  Neither the Company nor any other Person for whose conduct the Company is, or could be held, responsible has received any order, notice, or other communication (written or oral) relating to any actual, alleged, or potential violation of, or failure to comply with, any Environmental Law, or any actual or potential Liability under Environmental Law.

iii.                There are no pending or, to the Knowledge of the Company, threatened claims resulting from any Liability arising under, or pursuant to, any Environmental Law, with respect to or affecting any of the Leased Real Property or any other asset owned or used by the Company or in which it has or had an interest.

iv.                Neither the Company nor any other Person for whose conduct the Company is, or could be held, responsible has any Liability under Environmental Law, and no event has occurred or circumstance exists that (with or without notice or lapse of time) could result in the Company or any other Person for whose conduct the Company is, or could be held, responsible (i) having any Liability under Environmental Law or (ii) violating any Environmental Law.

v.                  To the Knowledge of the Company, there has been no Release of Hazardous Material by the Company on or under the Leased Real Property or any geographically, geologically, hydraulically or hydro-geologically adjoining property ("Adjoining Property").

iv.                To the Knowledge of the Company, none of the Leased Real Property and no Adjoining Property, contains any (i) above-ground or underground storage tanks or (ii) landfills, surface impoundments, or disposal areas.

v.                   The Company has delivered to the Buyer copies of all reports, studies, analyses, or tests initiated by or on behalf of, or in the possession of, the Company pertaining to (i) the environmental condition of, or Hazardous Materials in, on, or under, the Leased Real Property or any Adjoining Property, (ii) the generation, handling, management, release, storage, transfer, transportation, treatment or use of the Hazardous Material in the operation of the Company's business and (iii) compliance with Environmental Laws.

bb. Government Contracts.

i.                    Company has: (i) no Government Contracts; (ii) no contractual obligation to renegotiate any Government Contract; (iii) not been suspended or debarred from bidding on Government Contracts; (iv) not been audited or investigated by any Governmental Authority with respect to Government Contracts; and (v) not had a Government Contract terminated by any

Governmental Authority for default or failure to perform in accordance with applicable standards.

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ii.                  All Government Contracts of the Company are fully funded, none have been cancelled and none are subject to cancellation before the expiration thereof.

iii.               The Company is, and for the past seven (7) years has been, in compliance with all Regulations establishing or relating to embargoes and sanctions of or by the United States, and has obtained and maintained, as applicable, all licenses, shipping documentation and authorizations that are required by any Governmental Authority.

cc. Disclosure. No representation or warranty of the Company or the Stockholders in this Agreement or the Ancillary Documents omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. To the Company's Knowledge, there is no fact that has specific application to the Company (other than general economic or industry conditions) and that materially adversely affects or materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or any Ancillary Document.

dd. Reliance. THE STOCKHOLDERS HEREBY ACKNOWLEDGE THAT THE BUYERS HAVE ENTERED INTO THIS TRANSACTION IN EXPRESS RELIANCE UPON THE REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS MADE IN THIS AGREEMENT AND THE ANCILLARY DOCUMENTS.

4.                   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS: As a material inducement to the Buyer to enter into this Agreement, each Stockholder, jointly and severally, hereby makes the following representations and warranties to the Buyer:

a.                   Ownership of Stock. Each Stockholder is the beneficial and registered owner of the Stock set forth opposite such Stockholder's name on Schedule 3(f), and each Stockholder has good and valid title to the Stock, free and clear of any Encumbrances (other than the rights of the Buyer created hereunder). No Stockholders is a party to any agreements pursuant to which registration rights in the equity securities of the Company have been granted, or stockholder agreements (or similar arrangements), whether written or verbal, among any current or former stockholder of the Company. Each Stockholder represents and warrants that he has the right to sell and transfer to the Buyer the full legal and beneficial interest in the Stock on the terms set out in this Agreement.

b.                   Authority and Execution. Each Stockholder has good and sufficient legal right, power and authority to enter into and deliver this Agreement and the Ancillary Documents and to complete the transactions to be completed by such Stockholder contemplated hereunder and thereunder. No Stockholder requires the consent, approval or authority of any other Person to enter into or perform his obligations under this Agreement and the Ancillary Documents and to complete the transactions to be completed by such Stockholder contemplated hereunder and thereunder. This Agreement has been duly executed and delivered each Stockholder and constitutes the legal, valid, and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

c.                    Compliance with Other Instruments. The execution, delivery and performance of, and compliance with, this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby will not (a) conflict with any Regulations or Governmental Orders applicable to any Stockholder or (b) violate, conflict with, result in any breach of, constitute a Default under, or give to others any rights of termination or acceleration of any material contract to which any Stockholder is a party, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the properties or assets of such Stockholder.

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d.                   Stockholder Litigation. There is no Proceeding pending against any Stockholder relating to activities, properties or assets of the Company. There is no factual or legal basis for any Proceeding that would be reasonably likely to result, individually or in the aggregate, in a material Liability for any Stockholder or the Company. No Stockholder is a party to or subject to the provisions of any Governmental Order, writ, injunction, judgment or decree of any Governmental Authority and there is no Proceeding by any Stockholder currently pending or which any Stockholder intends to initiate relating to activities, properties or assets of the Company.

e.                    Taxes.

i.                     Each Stockholder has timely paid, or will cause to be timely paid, all Taxes required to be paid by such Stockholder with respect to the Company (whether or not shown as due on any Tax Returns) and no penalties, fines or interest in respect of such Taxes have beenincurred.

ii.                   Each of the Stockholders represents each of the following:

(A)              no claim has been made by any Governmental Authority in any jurisdiction where any Stockholder does not file Tax Returns that such Stockholder is, or may be subject to, Tax by that jurisdiction with respect to the Company, and the Stockholders have no Knowledge that any such claim is being contemplated; and

(B)               no claim for assessment or collection of Taxes is presently being asserted against any Stockholder, and there is no presently pending, ongoing, contemplated or planned audit, examination, refund claim, litigation, Proceeding, proposed adjustment or matter in controversy (whether administrative, judicial or otherwise), related to any Taxes with respect to the Company, including but not limited to any items of income, gain, loss or deduction of the Company.

iii.          All deficiencies asserted or assessments made against any Stockholder as a result of any examinations by any Governmental Authority with respect to the Company have been fully paid. No Stockholder expects any authority to assess any additional Taxes against or with respect to the Company for any period for which Tax Returns have been filed. No Stockholder has received any

(i) request for information related to Tax matters from any Governmental Authority or (ii) notice of any dispute, claim or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Authority against or with respect to the Company.

f.                    No Brokers. Neither the Stockholders, nor any of the Stockholders' Affiliates, have entered into or will enter into, any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in an obligation of the Buyer, the Company, the Stockholders or any of its Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

5.                   REPRESENTATIONS AND WARRANTIES OF BUYER: As a material inducement to the Company and the Stockholders to enter into this Agreement, the Buyer hereby jointly and severally make the following representations and warranties to the Company.

a.                   Authority. Buyer has the full right, power and authority to execute, deliver and perform this Agreement and all actions and transactions contemplated hereby.

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b.                   Validity. This Agreement constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms. Neither the execution and delivery nor the performance of this Agreement will result in any breach of any term or provision of any contract, agreement, indenture or other instrument, or any judgment, decree or order of any court to which the Buyer would be bound.

6.                   CONDITIONS PRECEDENT TO OBLIGATIONS OF COMPANY AND STOCKHOLDERS HEREUNDER: The Stockholders' and Company's obligations to consummate Closing hereunder are subject to the fulfillment of all the following conditions prior to Closing:

a.                    No Breach of Representations and Warranties. Buyer's representations and warranties contained in this Agreement shall be true on the Closing Date as though such representations and warranties were made at such time. Any breach of a representation or warranty by the Buyer shall be subject to a thirty (30) day cure period following written notice, before such breach shall be deemed a failure of this condition.

In the event that the Stockholders and/or the Company are unwilling to consummate Closing hereunder due to the failure of any of the above conditions, the Stockholders and the Company shall not be obligated to consummate Closing, and the Stockholders and the Company may terminate their obligations under this Agreement by delivering to Buyer written notice of termination prior to or on the Closing Date, in which event no Party hereunder shall thereafter have any further obligation or liability whatsoever under this Agreement.

7.                    CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER HEREUNDER: The Buyer’s obligations to consummate Closing hereunder are subject to the fulfillment of all the following conditions prior to Closing:

a.                    No Breach of Representations and Warranties. Stockholders’ and the Company’s representations and warranties contained in this Agreement shall be true on the Closing Date as though such representations and warranties were made at such time. Any breach of a representation or warranty by a Shareholder or the Company shall be subject to a thirty (30) day cure period following written notice, before such breach shall be deemed a failure of this condition.

In the event that the Buyer is unwilling to consummate Closing hereunder due to the failure of any of the above conditions, the Buyer shall not be obligated to consummate Closing, and the Buyer may terminate its obligations under this Agreement by delivering to Company written notice of termination prior to or on the Closing Date, in which event no Party hereunder shall thereafter have any further obligation or liability whatsoever under this Agreement.

8       CLOSING: Closing under this Agreement ("Closing") shall take place promptly following the completion of all conditions set forth in Sections 6 and 7 of this Agreement to the satisfaction of Buyer, with Buyer having the discretion to waive any such conditions. The Parties intend that Closing will occur on or sometime before September 15, 2021 (the "Closing Date"). Closing shall take place at such place as shall be mutually agreed to by the Parties. Except as otherwise provided in this Agreement, the time for Closing, and all other times set forth in this Agreement are hereby agreed to be of the essence of this Agreement.

a.                    The Stockholders' and the Company's Closing Deliverables. At the Closing, the Stockholders and the Company shall deliver, or cause to be delivered, to the Buyer:

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i.                    Closing Certificate. A certificate, dated the Closing Date and signed by an authorized executive officer of the Company, (i) attaching and certifying as to the good standing certificates for the Company, dated no more than ten (10) calendar days prior to Closing, from the Arizona Corporation Commission, and any other secretary of state or comparable Government Official in the jurisdictions in which the Company is qualified to do business, and (ii) attaching and certifying as to the resolutions duly adopted by the Board of Directors of the Company and the Stockholders authorizing the Company's execution, delivery and performance of this Agreement and the Ancillary Documents to which the Company is a party and the Company's consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

ii.                  Consents and Approvals. In form and substance satisfactory to the Buyer: (i) all Permits from, and consents and requisite notifications of, Governmental Authorities that are required for the consummation of the transactions contemplated hereby, and (ii) the consents of third parties set forth on Schedule 8(a)(ii) hereto.

iii.                Indebtedness/Liens.

(A)              Pay-off letters and lien releases (including any UCC termination statements), in form and substance satisfactory to the Buyer, from each lender or other third party with respect to the Indebtedness set forth on Schedule 2(d)(i) and any Encumbrances on the Stock or the assets of the Company (each a "Pay-Off Letter"), which Pay-Off Letter will specify the aggregate amount of Indebtedness to such lender or third party that will be outstanding as of the Closing Date and wire transfer information for such lender or third party.

(B)              Evidence in a form and substance satisfactory to the Buyer that any Indebtedness of the Company not set forth on Schedule 2(d)(i) has been paid off. The only shareholder loan of record issued by the Company to Thomas McCarthy will be paid off as part of the Acquisition Consideration.

iv.             Stock Power. In accordance with Section 2(d)(ii), the duly executed Stock Powers.

v.                   Resignations. Written resignations, effective as of the Closing Date, of the officers, directors, managers and secretaries (as applicable) of the Company set forth on Schedule 8(a)(v).

vi.                 FIRPTA. A non-foreign affidavit from each Stockholder dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under Regulations issued pursuant to Section 1445 of the Code, stating that the Stockholder is a not "foreign person" as defined in Section 1445 of the Code.

vii.               Additional Documentation. The Company and the Stockholders shall have delivered such other customary instruments of transfer, assumption, filings or documents, in a form and substance reasonably satisfactory to the Buyer, as may be required to consummate the transactions contemplated hereby.

b.                      Other Conditions. All the items set forth in Section 8(a) shall be delivered.

In the event that Buyer is unwilling to consummate Closing hereunder due to the failure of any of the above conditions, the Buyer shall have the right to terminate this Agreement by delivering to the Company and Stockholders written notice of termination, whereupon no party hereunder shall thereafter have any further obligation or liability whatsoever under this Agreement. If any of the foregoing conditions are unmet and are under the control of, or dependent upon the action of the Company or the Stockholders, Buyer shall have the option to waive the performance of such unmet conditions, and require the transactions described in this Agreement to proceed to Closing.

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9.                      INDEMNIFICATION:

i.                        Obligation of Parties to Indemnify.

1.                   Indemnification by Stockholders. The Stockholders shall jointly and severally indemnify the Buyer and its partners, employees, agents and Affiliates (the "Buyer Indemnified Parties") from and against any and all claims, losses, damages, liabilities, obligations or expenses, including legal fees and expenses, incurred or suffered (collectively, "Losses"), to the extent arising or resulting from any of the following:

A.                 any breach by a Stockholder of any of his or her representations and warranties in this Agreement;

B.                  any breach by a Stockholder of any of his or her covenants or agreements in this Agreement;

C.                  any Losses, including but not limited to Losses relating to taxes, suffered or incurred by any Buyer Indemnified Party after the Closing hereunder arising from or relating to any debts, obligations or liabilities of the Company or the Stockholders' operation of the Company Business prior to Closing, other than any Liabilities expressly assumed pursuant to this Agreement; or

D.                 any action, obligation, liability or debt of the Company.

2.                   Indemnification by Buyer. Buyer shall indemnify the Stockholders, their agents and their Affiliates (the "Seller Indemnified Parties") from and against any and all Losses, to the extent arising or resulting from any of the following:

A.                 any breach by Buyer of any of Buyer's representations, warranties, covenants or agreements in this Agreement; or

B.                  any Losses suffered or incurred by any Seller Indemnified Party after the Closing hereunder arising from or relating to the operation of the Company Business after Closing, and any Liabilities expressly assumed pursuant to this Agreement.

3.               Administration of Indemnification. For purposes of administering the indemnification provisions set forth in this Section 9, the following procedure shall apply:

a.                      Whenever a claim shall arise for indemnification under this Section 9, the party entitled to indemnification (the "Indemnified Party") shall reasonably promptly give written notice (a "Claim Notice") to the party from whom indemnification is sought (the "Indemnifying Party") setting forth in reasonable detail, to the extent then available, the facts concerning the nature of such claim and the basis upon which the Indemnified Party believes that it is entitled to indemnification hereunder.

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b.                      In the event of any claim for indemnification resulting from or in connection with any claim by a third party, the Indemnifying Party shall be entitled, at its sole expense, either (a) to participate in defending against such claim or (b) to assume the entire defense with counsel which is selected by it and which is reasonably satisfactory to the Indemnified Party provided that (1) the Indemnifying Party agrees in writing that it does not and will not contest its responsibility for indemnifying the Indemnified Party in respect of such claim or proceeding and (2) no settlement shall be made and no judgment consented to without the prior written consent of the Indemnified Party which shall not be unreasonably withheld (except that no such consent shall be required if the claimant is entitled under the settlement to only monetary damages actually paid by the Indemnifying Party). If, however, representation of both parties by the same counsel would otherwise be inappropriate due to actual or potential conflicts of interests between them, then the Indemnified Party shall be entitled to engage separate legal counsel to defend the Indemnified Party against such claim at the sole expense of the Indemnifying Party.

c.                      If the Indemnifying Party does not choose to defend against a claim by a third party, the Indemnified Party may defend in such manner as it deems appropriate or settle the claim (after giving notice thereof to the Indemnifying Party) on such terms as the Indemnified Party may deem appropriate, and the Indemnified Party shall be entitled to periodic reimbursement of defense expenses incurred and prompt indemnification from the Indemnifying Party in accordance with this Section 9.

d.                      Failure or delay by an Indemnified Party to give a reasonably prompt Claim Notice (if given prior to expiration of any applicable survival period) shall not release, waive or otherwise affect an Indemnifying Party's obligations with respect to the claim, except to the extent that the Indemnifying Party can demonstrate actual and material loss or prejudice as a result of such failure or delay.

ii.                        Survival of Representations and Warranties. The representations and warranties of the Company, the Stockholders and of the Buyer contained in this Agreement shall, without regard to any investigation made by any party, survive the Closing Date for two (2) years thereafter; except that the representations and warranties made (a) in Sections 3(a), 3(b), 3(c), 3(d), 3(f), 3(g), 4(a), 4(b), 4(e), 5(a) and 5(b) shall survive the Closing Date indefinitely, and (b) in Section 3(k) and 3(1) shall survive the Closing Date until the expiration of all applicable statutes of limitation. The covenants and agreements of the parties contained in this Agreement shall survive until they have been fully satisfied or otherwise discharged.

iii.                        Release.

1.                Effective from and after the Effective Time, each Stockholder, on behalf of such Stockholder and his or her Affiliates (other than the Company), Representatives, successors, heirs, spouses, assigns and all other Persons claiming by, through, for or under the Stockholders, or on behalf of the Stockholders (such other Persons collectively, the "Stockholder Related Parties" and together with the Stockholders, the "Releasing Parties"), hereby irrevocably and unconditionally releases, cancels, discharges and acknowledges to be fully and finally satisfied any and all claims, demands, actions or causes of action for payment or performance of any debt, account, covenant, contract, promise, loss reimbursement, compensation, Liability or expense, including attorney's fees, of any and every kind, nature or description whatsoever, at law or in equity (collectively, a "Releasable Claim") that such Releasing Party may have had or may now have or assert against the Company or any of its present and former Representatives, Affiliates, predecessors, successors and assigns (collectively, the "Released Parties"), that are on account of any matter whatsoever (including any employment or service to the Company and compensation related thereto) arising prior to the Effective Time or attributable to such period (whether such Releasable Claims are known or unknown, knowable or unknowable, suspected or unsuspected) (all Releasable Claims released in this Section 9(iii) are referred to as the "Released Claims"). Without limiting the generality of the foregoing, Released Claims shall include any and all Releasable Claims arising out of or relating to (i) any issuances, redemptions or repurchases by the Company, or any of its current or former Affiliates of any securities, (ii) any sales, pledges, hypothecations or other transfers of Stock or other securities of the Company, or any of its current or former Affiliates by the Stockholders to any Person and (iii) any violations of the Certificate of Incorporation, the Bylaws or any other organizational documents of the Company or any of its current or former Subsidiaries or Affiliates. TO THE FULLEST EXTENT PERMITTED BY REGULATIONS, EACH STOCKHOLDER WAIVES THE BENEFIT OF ANY PROVISION OF REGULATIONS TO THE EFFECT THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DID NOT KNOW OR SUSPECT TO EXIST TO THE RELEASING PARTY'S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE RELEASING PARTY MAY HAVE AFFECTED THE RELEASING PARTY'S SETTLEMENT WITH THE RELEASED PARTY.

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2.                  Notwithstanding the foregoing, nothing contained in Section 9(iii) will be deemed to waive, release, alter or otherwise impair any rights or claims of the Stockholders arising under this Agreement or Ancillary Document to which theStockholders are party.

3.                   Each Stockholder agrees that no Releasing Parties, nor anyone claiming by, through, for or under them or on their behalf will bring, file, institute, prosecute, maintain, participate in, or recover upon, either directly or indirectly, or encourage or benefit from the institution of, any Proceeding against any Released Party, in or before any Governmental Authority, arbitrator or mediator for or relating to any of the Released Claims. Each Stockholder represents that neither he, nor any other Releasing Party, has filed orcaused to be filed any Releasable Claim of any kind against any Released Party, which is now pending with any Governmental Authority or mediator. Each Stockholder further represents that he has not transferred or assigned any Releasable Claims or Released Claims to any Person.

10.                   NONCOMPETITIVE COVENANTS: To obtain the benefits of the transactions contemplated by this Agreement and in order to induce the Buyer to enter into this Agreement, each of the Stockholders covenants and agrees as follows:

i.                        For a period of five (5) years after Closing, each Stockholder shall not engage, either directly or indirectly, in any manner or capacity, as principal, agent, partner, officer, director, investor, sponsor, shareholder of the shares of any corporation, lender or otherwise, own, manage, operate, control, participate in or be connected in any manner with the ownership, management, operation, financial banking or control of any business involving practices and activities similar to or competitive with the Company Business, anywhere within a radius of five hundred (500) miles from the Company's principal place ofbusiness.

ii.                         For a period of five (5) years after Closing, each Stockholder shall not alone, or in any capacity with another, directly or indirectly, canvas, solicit, service, accept business from, do business with, or in any way interfere or attempt to interfere with any customer or prospective customer of the Company Business who was a customer or prospective customer on the date of Closing or at any time within two (2) years prior to that date. In addition, each Stockholder will not, for a period of five

(5) years after Closing, encourage or entice any employee of the Company Business to accept employment from, or serve in a similar capacity with, any other company or other concern which is competitive with the Business.

iii.                        In the event that a Stockholder violates any of the restrictions set forth in this Section 11, the Buyer shall be entitled to pursue any remedies available under applicable laws in force at the time of such violation, including but not limited to, an accounting and payment over to Buyer of all profits which the violating party has realized as a result of any such violation, injunctive relief, damages for loss of business or clientele, attorneys' fees and reimbursement of the costs incurred by Buyer as the result of the institution of legal proceedings against theviolating party.

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11.                   OTHER IMPORTANT PROVISIONS:

i.               Specific Performance. The Company and the Stockholders agree and acknowledge that, due to the unique nature of the Stock, and the subject matter of this Agreement, Buyer will be irreparably damaged in the event of a breach of this Agreement by the Company or the Stockholders, which damage cannot be adequately compensated or remedied except by specific performance of this Agreement. In the event that the Company or the Stockholders fail or refuse to perform, or are otherwise in default of their obligations hereunder or under any related agreement, it is agreed that Buyer shall have, in addition to any other remedy available to Buyer, the right to obtain temporary and permanent performance of such obligation or injunctive relief, as may be applicable, without any showing of any actual damage orinadequacy of legal remedy.

ii.                        Expenses. Each of the Parties hereto shall pay its own legal, accounting and other fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and the consummation of the transactions contemplated hereby and any other costs and expenses incurred by such party, except as otherwise expressly set forth herein.

iii.                        Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five (5) business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile, provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient, and (d) one (1) business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

To Buyer:

DarkPulse, Inc.

c/o: Dennis O’Leary, CEO

1345 Ave of the Americas 2nd Floor

New York, NY 10105

With copy to (which shall not constitute notice):

Business Legal Advisors, LLC

c/o: Brian Higley, Esq.

14888 Auburn Sky Drive

Draper, UT 84020

To Company:

TJM West Electronics, Inc.

c/o: Thomas McCarthy, President

2579 Finley Ave Bristol, PA 19020

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To Stockholders:

Thomas McCarthy

2579 Finley Ave Bensalem, PA 19020

Donna McCarthy

John McCarthy

Thomas McCarthy

Frank Baisden

With copy to (which shall not constitute notice):

Gregory Rice 463 Eaton Rd

Drexel Hill, PA 19026

iv.                        Waiver. Any provision of this Agreement may be waived only in a writing, which waiver may be signed only by the party granting such waiver. No course of dealing between the Parties shall be effective to amend or waive any provision of this Agreement.

v.                        Amendments and Modifications. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

vi.                        Entire Agreement. This Agreement, the exhibits and schedules hereto constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

vii.                        Assignment. This Agreement may not be assigned by any Party hereto without the written consent of the other Parties; provided, however, that Buyer may assign its rights and obligations under this Agreement without the consent of the other Parties to one (1) or more Affiliates of Buyer so long as Buyer also remains liable for Buyer's obligations under this Agreement.

viii.                        Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto their successors and permitted assigns, and, except as contemplated by this Section, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

ix.                        Interpretation. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

x.                        Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

xi.                        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflicts of laws.

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xii.                        Submission to Jurisdiction. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

xiii.                        Attorney Fees. In the event of any dispute between the parties concerning the terms and provisions of this Agreement, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

xiv.                        Counterpart Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

xv.                        Further Assurances. After the Closing Date, the Stockholders, at the request and expense of Buyer, shall execute, acknowledge and deliver to Buyer without further consideration, all such further assignments, conveyances, endorsements, consents and other documents as Buyer may reasonably request (a) to transfer to and vest in Buyer and protect its right, title and interest in, all of the Stock and the assets used in the Company Business, (b) obtain any consent required to an assignment of a Contract or Permit, and (c) otherwise to consummate the transactions contemplated by this Agreement.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

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WIN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement on the day and year first above written.

BUYER:

DARKPULSE, INC.

By: /s/ Dennis O’Leary, CEO

Dennis O’Leary, CEO

TJM ELECTRONICS WEST, INC.

By: /s/ Thomas McCarthy

Thomas McCarthy, President

STOCKHOLDERS:

/s/ Thomas McCarthy

Thomas McCarthy

/s/ John McCarthy

John McCarthy

/s/ Donna McCarthy

Donna McCarthy

/s/ Frank Baisden

Frank Baisden

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Schedule 3(f)(i)

Capitalization

Stockholders of record: Thomas McCarthy (58 shares), John McCarthy (30 shares), Donna McCarthy (15 shares), Frank Baisden (10 shares)

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